Exhibit 99.(n)(1)

[CLIFFORD CHANCE US LLP LETTERHEAD]

April 15, 2016

NorthStar Real Estate Capital Income Fund-T

399 Park Avenue, 18th Floor

New York, NY 10022

RE:	NorthStar Real Estate Capital Income Fund-T Pre-Effective Amendment

File Nos. 333-209380, 811-23133

Ladies and Gentleman:

We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of pre-effective amendment no. 1 to the Form N-2 registration statement of NorthStar Real Estate Capital Income Fund-T (File Nos. 333-209380, 811-23133). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Clifford Chance US LLP

CLIFFORD CHANCE US LLP